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                                                                   EXHIBIT 10.23

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

       SIXTH AMENDMENT TO PROGRESS SOFTWARE APPLICATION PARTNER AGREEMENT


SIXTH AMENDMENT to the Progress Software Corporation Application Partner Agreement is effective as of the 26th day of October, 1999 ("Effective Date"), by and between Progress Software Corporation, a Massachusetts corporation with its principal place of business at 14 Oak Park, Bedford, Massachusetts 01730 ("PSC") and RSA Security Inc. (formerly known as Security Dynamics Inc.), a Massachusetts corporation with its principal place of business at 20 Crosby Drive, Bedford, Massachusetts 01730 ("AP").

         WHEREAS, PSC and AP entered into a Progress Software Application Partner Agreement effective as of December 5, 1994 (the "Agreement"); and

         WHEREAS, PSC and AP previously amended the Agreement by entering into the Progress Software Application Partner Agreement Addendum effective as of December 5, 1994 (the "Addendum") and a subsequent amendment to the Agreement dated as of October 19, 1995 (the "Amendment");

         WHEREAS, PSC and AP entered into a Second Amendment to the Agreement dated as of November 29, 1995 (the "Second Amendment") which completely superseded the terms and conditions of the earlier Addendum and Amendment and specified new special pricing and distribution terms and conditions in an Attachment A relating to certain PSC products distributed by AP or AP's distributors in conjunction with AP's PROGRESS(R)-based applications; and

         WHEREAS, PSC and AP entered into a Third Amendment to the Agreement dated as of November 15, 1996 (the "Third Amendment") specifying certain additional modifications to the terms and conditions of the Agreement and replacing the Attachment A incorporated by reference into the Second Amendment with a new Attachment A including modified special pricing and distribution terms and conditions relating to certain PSC products distributed by AP or AP's distributors in conjunction with AP's PROGRESS(R)-based applications; and

         WHEREAS, PSC and AP entered into a Fourth Amendment to the Agreement dated as of April 1, 1998 (the "Fourth Amendment") identifying the PSC products that AP has the right to distribute to accomplish the AP customer configuration for AP's PROGRESS(R)-based application and specifying additional modifications to the special pricing and distribution terms and conditions set forth in Attachment A to the Third Amendment; and

         WHEREAS, PSC and AP entered into a Fifth Amendment to the Agreement dated as of February 18, 1999 (the "Fifth Amendment") whereby PSC granted, and AP accepted, a license to use, distribute, OEM and sub-license the Progress Database in AP's Public Key Infrastructure ("PKI") Products; and

         WHEREAS, PSC and AP desire to further amend the terms and conditions of the Agreement and the prior Amendments to specify certain additional terms and conditions pertaining to AP's ordering of additional quantities of PSC products, and AP's use and distribution of said PSC products,

         NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:


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          Confidential Materials omitted and filed separately with the
        Securities and Exchange Commission. Asterisks denote omissions.

1. Subject to the existing requirements as set forth in the previous Amendments and the Agreement and in consideration for AP paying to PSC, according to the payment terms as further specified herein, the non-refundable sum of [**] PSC agrees to provide AP with an [**] allowance against license and maintenance fees for deployment licenses, on HPUX, AIX, NT and Solaris platforms, for the following Progress product configuration:

         Progress ProVISION (up to 16 users)
         Progress Enterprise Database
         Progress Client Networking
         Progress Server Networking
         Progress E/SQL

         PSC warrants that the PSC products listed above, in versions 8.3 or above and on HPUX, AIX, NT and Solaris platforms, are Year 2000 Ready as specified in the Year 2000 Warranty listed in Exhibit A attached hereto and made a part hereof.

         Except for Progress ProVISION, AP's distribution of such PSC products shall not be limited to any certain number of users, provided that, for each deployment of the above-mentioned Progress product configuration, or portion thereof, to an AP customer in conjunction with the AP Progress-based applications described herein, the number of users authorized to use such PSC products shall not exceed the number of users authorized to use AP's Progress-based application(s). Furthermore, and consistent with, PSC's then-current maintenance policies and procedures, and so long as AP purchases maintenance in conjunction with its distribution of such PSC products, PSC will provide to AP new releases of the above listed PSC products in accordance with the provisions specified in Section 4 of Attachment A to the Third Amendment.

         Payment terms shall be as follows:

         [**]              due by [**]
         [**]              due by [**]
         [**]              due by [**]

         AP shall have the right to distribute all or part of the above Progress products for each AP customer license for any one or more of the AP Progress-based applications currently identified as follows:

                  ACE/Server
                  RSA Keon Certificate Server
                  RSA Advanced Public Key Infrastructure ("PKI")
                  Keon Unix Platform Security

2. The license and maintenance royalties from any balance remaining of the prior [**] allowance as specified in the Fourth Amendment shall continue to be calculated at the same license and maintenance royalty rates outlined in such Fourth Amendment. Once AP has completely used all of the [**] allowance mentioned above, the royalty percentage rate for the [**] pre-paid allowance described herein shall be set at a license royalty rate of [**] and a maintenance royalty rate also of [**].


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          Confidential Materials omitted and filed separately with the
        Securities and Exchange Commission. Asterisks denote omissions.

3. The parties agree that, upon depletion of this initial [**] allowance, AP may either:

         a. extend the term of this Sixth Amendment for an additional term of [**] for the same product royalty rate of [**] and the same maintenance royalty rate also of [**], provided AP pays to PSC an up-front, non-refundable, pre-payment of an additional [**], and provided such pre-payment occurs either prior to expiration of this Sixth Amendment or upon the depletion of this initial [**], whichever occurs first; or

         b. if, after the depletion of this initial [**] allowance, AP has not extended the term of this Sixth Amendment as described in 3(a) above, then, the product and maintenance royalty rates shall revert back to the rates as specified in the Fourth Amendment of [**] for product licenses and [**] for maintenance. Payment to PSC for such additional royalties in the absence of an extension of this Sixth Amendment will be due and payable to PSC upon receipt of AP's required monthly deployment report. Payment to PSC would only be required for AP products licensed that contain the PSC products identified herein. AP's right to distribute the PSC products pursuant to this option 3(b) would commence on the expiration of this Sixth Amendment or upon depletion of the [**] allowance, whichever occurs first, and would expire [**] from such date. After such [**] period, AP's right to distribute PSC's products referenced hereunder shall be subject to PSC's then-current prices, practices and policies regarding the distribution of PSC's products, and subject to the provisions specified in Section 6 of the Third Amendment.

4. AP will continue to provide to PSC monthly deployment reports detailing the number of licenses sold and maintenance dates as required under the previous Amendments and the Agreement. PSC will continue to accrue against AP's pre-paid royalties upon receipt of such reports.

5. Subject to the extensions provisions specified in Section 3(a) above, the term of this Sixth Amendment shall commence as of the Effective Date defined above, and shall continue in force for a period of four
         (4) years.

6. Except as specifically modified or amended by this Sixth Amendment, the terms and conditions of the Agreement (as previously amended by the Fifth, Fourth, Third and Second Amendments thereto) shall remain in full force and effect until the termination of the Agreement. No other modifications or additions are made to the Agreement. The Agreement, Sixth, Fifth, Fourth, Third, Second and First Amendments constitutes the entire agreement between the parties with respect to the subject matter hereof. In the event of any conflict among the terms and conditions of the Agreement, the Second Amendment, Third Amendment, Fourth Amendment, Fifth Amendment or this Sixth Amendment, the order of precedence shall be: first, this Sixth Amendment, second the Fifth Amendment, third the Fourth Amendment, fourth, the Third Amendment, fifth, the Second Amendment (which completely supersedes the earlier Addendum and Amendment) and sixth and finally, the Agreement.


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         IN WITNESS WHEREOF, this Sixth Amendment has been executed under seal for and on behalf of each of the parties hereto by their duly authorized representative as of the date first set forth above.

PROGRESS SOFTWARE CORPORATION                        RSA SECURITY INC.

By:  /s/ David Vesty                        By:  /s/ Arthur W. Coviello, Jr.
Name: David Vesty                           Name: Arthur W. Coviello, Jr.
Title:  VP of Worldwide Sales               Title:  President



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                                    EXHIBIT A

Year 2000 Warranty: PSC warrants that the Software (as hereinafter defined) is capable of accurately processing, providing and/or receiving date data from, into, and between the twentieth and twenty-first centuries, provided that (a) the Software is used in accordance with the documentation accompanying the Software and PSC's Year 2000 documentation generally available at the time of delivery of the Software, (b) all software, hardware and firmware used in conjunction with the Software supply date data to the Software and retrieve date data from the Software in accordance with the requirements specified in the documentation accompanying the Software and the Year 2000 documentation generally available at the time of delivery of the Software, (c) there have been no unauthorized modifications to the Software, (d) AP is using the most current version of 8.3 or above of the Software, (e) AP is not currently in default of any of its material obligations hereunder, and (f) the Software is under PSC's maintenance program (the "Year 2000 Warranty"). In no event, shall the Year 2000 Warranty apply to claims of noncompliance arising from: (i) the design of a particular software application created using the Software, (ii) the misuse of the Software in connection with development or implementation of any software application, or (iii) the AP's underlying operating system, file system, database, hardware or firmware, or any software not supplied by PSC.

Software Covered: For the purposes of this Section, the term "Software" shall mean the following PSC products, in version 8.3 and above, on HPUX, AIX, NT and Solaris platforms:

         Progress ProVISION
         Progress Enterprise Database
         Progress Client Networking
         Progress Server Networking
         Progress E/SQL

Prerequisites for Claim of Breach: PSC shall be in breach of the Year 2000 Warranty only if:

         (a) AP provides PSC with written notice via certified mail of a claim that the Software (or any updates or new releases thereto) fail to conform to the Year 2000 Warranty within one hundred eighty (180) days of initial delivery of the Software or one hundred eighty (180) days of the delivery of any updates or new releases thereto;

Cooperation: AP agrees to provides reasonable assistance to PSC in identifying and remedying any non-conformance, including, without limitation, providing hard copy documentation of the non-conformance, providing PSC with remote dial-in access, conducting additional computer runs to duplicate the non-conformance, allowing PSC access to data files, listing and console logs.

Remedies/Limits of Liability: The remedies available to AP for breach of the Year 2000 Warranty shall be limited to PSC's commercially reasonable efforts to repair or replacement of any Software or part thereof whose non-conformance with the Year 2000 Warranty is discovered and made known to PSC in accordance with the notice requirements specified in subpart (a) above, or in the event, in PSC's reasonable opinion, such repair or replacement is not reasonably practicable, PSC shall refund to AP the license fees paid by AP for the Software which is the subject of the claimed breach.

Notwithstanding anything to the contrary herein, the Year 2000 Warranty shall apply only to the initial copy of the Software, and to any updates or new releases to the Software, delivered to AP. The purchase of additional licenses of the same version of the Software by AP shall not extend the term of the Year 2000 Warranty. The completion of upgrades to the Software, such as increased user or agent counts, machine transfers, or operating platform transfers, shall not extend the term of the Year 2000 Warranty unless such upgrades result in the delivery of a different version of the Software to AP.